Exhibit 5.1

CLIFFORD CHANCE US LLP 31 West 52nd Street New York, NY 10019-6131 Tel +1 212 878 8000 Fax +1 212 878 8375 www.cliffordchance.com

February 26, 2021

National Storage Affiliates Trust

8400 East Prentice Avenue, 9th Floor

Greenwood Village, Colorado 80111

Ladies and Gentlemen:

We have acted as counsel to National Storage Affiliates Trust, a Maryland real estate investment trust (the “Company”), in connection with a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Registration Statement”), relating to possible offerings from time to time by the Company or selling security holders of the Company's: (1) common shares of beneficial interest, par value $0.01 per share (“Common Shares”); (2) preferred shares of beneficial interest, par value $0.01 per share (“Preferred Shares”); (3) depositary shares representing Preferred Shares (“Depositary Shares”); (4) debt securities (which may be issued in one or more series) (“Debt Securities”); (5) warrants entitling the holders to purchase Common Shares, Preferred Shares or Depositary Shares (“Warrants”); and (6) rights entitling the holders to purchase Common Shares (“Rights”).

In rendering the opinions expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate. In examining all such documents, we have assumed the genuineness of all signatures, the authenticity of all documents purported to be originals and the conformity to the respective originals of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies or in portable document format.

Based on the foregoing, and such other examination of law and fact as we have deemed necessary, we are of the opinion that:

1.	The Company is duly formed as a real estate investment trust under the laws of the State of Maryland and is in good standing.

2.	When the board of trustees of the Company (the “Board”) authorizes the issuance of authorized but unissued Common Shares and in accordance with that authorization the Common Shares (a) are sold for at least their par value as contemplated in the Registration Statement or (b) are issued on exercise of a right to convert Preferred Shares, Depositary Shares or Debt Securities, on exercise of Warrants or on the exercise of Rights, which are sold for at least the par value of the Common Shares (including any amount paid at the time of conversion or exercise) as contemplated in the Registration Statement, the Common Shares will be validly issued, fully paid and nonassessable.

CLIFFORD CHANCE US LLP 31 West 52nd Street New York, NY 10019-6131 Tel +1 212 878 8000 Fax +1 212 878 8375 www.cliffordchance.com

3.	The Common Shares and 6.000% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share issuable upon the exchange of limited partnership units in the Company's operating partnership, NSA OP, LP (the “Operating Partnership”) (including limited partnership units issuable upon the conversion into, or exchange for, other units in the Operating Partnership or its subsidiaries) in accordance with the Third Amended and Restated Agreement of Limited Partnership, as amended, of the Operating Partnership (the “Partnership Agreement”) have been duly authorized and, when and if issued upon redemption of such limited partnership units in the Operating Partnership (including limited partnership units issuable upon the conversion into, or exchange for, other units in the Operating Partnership or its subsidiaries in accordance with the Partnership Agreement) will be validly issued, fully paid and nonassessable.

4.	When the Board authorizes the creation and sale of one or more series of Preferred Shares in accordance with the provisions of the Company’s articles of amendment and restatement relating to the issuance of Preferred Shares and in accordance with that authorization that Preferred Shares are (a) sold for at least their par value as contemplated in the Registration Statement, (b) issued on conversion of other series of Preferred Shares or on exercise of Warrants, which are sold for at least the par value of the Preferred Shares (including any amount paid at the time of conversion or exercise) as contemplated in the Registration Statement or (c) issued upon the exchange of limited partnership units in the Operating Partnership in accordance with the Partnership Agreement, those Preferred Shares will be validly issued, fully paid and nonassessable.

5.	When the Board authorizes the creation and sale of Depositary Shares representing interests in shares of a particular series of Preferred Shares and in accordance with that authorization those Depositary Shares are (a) sold for at least the par value of the underlying Preferred Shares as contemplated in the Registration Statement or (b) issued on conversion of other series of underlying Preferred Shares or exercise of Warrants, which are sold for at least the par value of the Preferred Shares (including any amount paid at the time of conversion or exercise) as contemplated by the Registration Statement, those Depositary Shares will be validly issued, fully paid and nonassessable.

6.	When the Board authorizes the creation of one or more series of Debt Securities, and in accordance with that authorization and a duly executed and delivered indenture and any supplemental indenture between the Company and the trustee named therein, those Debt Securities are sold as contemplated in the Registration Statement, if the interest on those Debt Securities is not at a rate which violates applicable law, those Debt Securities will constitute valid and legally binding obligations of the Company (subject to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)).

CLIFFORD CHANCE US LLP 31 West 52nd Street New York, NY 10019-6131 Tel +1 212 878 8000 Fax +1 212 878 8375 www.cliffordchance.com

7.	When the Board authorizes the issuance of Warrants which provide for the issuance of Common Shares, Preferred Shares or Depositary Shares upon payment of consideration equal at least to the par value of the Common Shares, Preferred Shares or Depositary Shares being issued, if applicable, and which do not contain provisions which violate applicable law, and in accordance with that authorization those Warrants are issued as contemplated in the Registration Statement, those Warrants will constitute valid and legally binding obligations of the Company (subject to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)).

8.	When the Board authorizes the issuance of Rights which provide for the right to purchase Common Shares, upon payment of consideration equal to at least the par value of the Common Shares being issued, and which do not contain provisions which violate applicable law, and in accordance with that authorization those Rights are issued as contemplated in the Registration Statement, those Rights will constitute valid and legally binding obligations of the Company (subject to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)).

This foregoing opinion is based as to matters of law solely on the applicable provisions of the Maryland REIT Law, as amended, and the laws of the State of New York, each as currently in effect. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations.

We have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed that the governing documents under which the Depositary Shares, Debt Securities, Warrants and Rights are to be issued will have been duly authorized, executed and delivered by all parties thereto other than the Company and that the signatures on documents examined by us are genuine. We have further assumed that the issuance or delivery by the Company of any securities other than the Depositary Shares and Debt Securities, or of any other property, upon exercise or otherwise pursuant to the terms of the Depositary Shares and Debt Securities will be effected so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

CLIFFORD CHANCE US LLP 31 West 52nd Street New York, NY 10019-6131 Tel +1 212 878 8000 Fax +1 212 878 8375 www.cliffordchance.com

This letter has been prepared for your use in connection with the Registration Statement and is based upon the law as in effect and the facts known to us on the date hereof. We have not undertaken to advise you of any subsequent changes in the law or of any facts that hereafter may come to our attention.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission (the “SEC”) as an exhibit to the Registration Statement and to the references therein to us. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Clifford Chance US LLP